Exhibit 23.5

CONSENT FROM INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the use of our report dated January 24, 2007, on the financial statements of La Solucion, Inc. (now known as Perf-Go Green Holdings, Inc.) as of October 31, 2006 and the year then ended, and the inclusion of our name under the heading “Experts” in the Form S-1 Amendment No. 4 Registration Statement filed with the Securities and Exchange Commission.

/s/Williams & Webster, P.S.

Williams & Webster, P.S.

Spokane, Washington

December 22, 2008